Exhibit 99.1

PRESS RELEASE

	Contact:	Temple Weiss
Investor Relations
877-777-6560

LA QUINTA® ANNOUNCES SECOND QUARTER 2003 FINANCIAL RESULTS

La Quinta Reports Improved RevPAR Trend

Dallas, Texas (July 31, 2003) – La Quinta Corporation (NYSE: LQI) today announced financial results for the second quarter ended June 30, 2003.  La Quinta will hold a conference call today to discuss these results and its business.

The Company reported the following financial results, which included the impact from lodging and healthcare assets sold in 2002.  A detailed schedule reconciling net loss to Adjusted EBITDA is included in the supplemental tables.

For the second quarter 2003, La Quinta reported:

•      Revenues of $138 million, a 5% decline compared to 2002.

•      Net loss of $14 million, or ($0.10) per share, versus net income of $6 million, or $0.04 per share, in 2002.

•      RevPAR for total company owned hotels of $37.70, a 3% decline compared to 2002.

•      Adjusted EBITDA of $42 million, a 26% decline compared to 2002.

“While RevPAR declined for the quarter, RevPAR trends turned positive during June,” said Francis W. (“Butch”) Cash, President and Chief Executive Officer.  “We are pleased to report that our revenue initiatives are gaining traction.  We are cautiously optimistic that La Quinta is past the bottom of the lodging cycle as our lodging demand appears to be improving.”

Lodging Results

RevPAR for La Quinta’s comparable owned hotels declined 4% during the second quarter.   During June, RevPAR growth turned positive and has continued that trend through July.  In addition, La Quinta improved its performance relative to its local market competition in comparison to the first quarter of 2003.  For the quarter, in the Company’s top ten markets – Dallas/Ft. Worth, Houston, Denver, San Antonio, Austin, New Orleans, Atlanta, Orlando, Miami/Ft. Lauderdale and Phoenix – RevPAR of La Quinta’s direct competitors declined 8% while La Quinta’s RevPAR declined 9%.  RevPAR of La Quinta’s direct competitors in all markets declined 4%, in line with La Quinta’s RevPAR results.

“We have narrowed the gap between our RevPAR performance and our local market competitors from the first quarter,” said Mr. Cash.  “While several of our key markets continue to post disappointing results, we are beginning to see the impact of our revenue initiatives in La Quinta’s results.  Electronic bookings through our proprietary and third-party sites have increased substantially year over year.  Participation in our summer travel promotion has exceeded our original expectations.  Our frequent stayer program continues to gain membership.  In addition, our guest satisfaction scores continue to increase as a result of our product, systems and service investments.  As we move through the year, we believe that continued success with these initiatives along with increased productivity from our expanded sales force and improvements in our local markets should lead to an increase in RevPAR in the second half of 2003.”

The Company reported a net loss of $14 million, or ($0.10) per share, for the second quarter of 2003 compared to net income of $6 million, or $0.04 per share, for the second quarter of 2002.  The decline in net income was primarily attributed to a decrease in revenues as well as increases in general and administrative expense, other expenses and impairments, offset by an increase in income tax benefit.

During the second quarter, the Company recorded $9 million of charges, which include $5 million of non-cash charges for impairments and a $4 million loss on the early extinguishments of debt related to the Company’s recent refinancing.

Adjusted EBITDA for the second quarter was $42 million, a 26% decline compared to 2002 and was negatively impacted by a decline in hotel revenues and an increase in corporate overhead primarily related to sales and marketing initiatives.

During the quarter, franchise rooms increased by 674 rooms (7 hotels).  Year-to-date, La Quinta franchisees generated over $34 million of room revenues, a 75% increase from 2002.  The financing environment continues to be restrictive for new construction, as well as conversion from competing brands.  As a result, La Quinta has reduced franchise growth expectations from having 10,000 franchise rooms open by the end of this year to approximately 9,000 rooms.

Financial Position

At June 30, 2003, La Quinta had total indebtedness of $809 million and cash of $130 million.  The Company completed its tender offers on April 2, 2003 for $105 million of debt and related securities maturing or redeemable at the holders’ option in 2004.  The Company had $102 million available under its revolver (net of $23 million in letters of credit) at June 30, 2003.

The Company repurchased $1 million of stock during the second quarter at an average price of $3.85.  The Company has $11 million remaining under its stock repurchase authorization.

As part of the Company’s previously-announced program to upgrade its lodging portfolio, La Quinta sold three hotels during the second quarter for gross proceeds of $6 million.  As of June 30, 2003, the Company had lodging-related assets with a net book value of $18 million remaining to be sold.

Current Outlook

For the third quarter of 2003, La Quinta currently anticipates total company RevPAR to increase approximately 3%.  EPS is currently anticipated to be approximately ($0.05).  Adjusted EBITDA is currently anticipated to be approximately $42 million.

La Quinta currently anticipates full year 2003 total company RevPAR to be down approximately 1-2%, reflecting RevPAR declines during the first half of the year followed by RevPAR growth during the second half.  Full year EPS is currently anticipated to be approximately ($0.60) per share.  Adjusted EBITDA is currently anticipated to be approximately $143 million.

Capital expenditures are currently anticipated to be approximately $60 million.  The Company currently anticipates self-funding its capital expenditures in 2003.

Conference Call and Where You Can Find Additional Information

As previously announced, at 11:00AM (EDT) on July 31, 2003, La Quinta will hold a conference call and audio webcast to discuss its financial results and business outlook.  La Quinta may answer one or more questions concerning business and financial matters affecting the Company, which may contain or constitute information that has not been previously disclosed.

Simultaneous with the conference call, an audio webcast of the call will be available via a link on the La Quinta website, www.LQ.com, in the Investor Relations–Webcasts section.  The conference call can be accessed by dialing 800-240-2430 (International: 212-329-1456).  An access code is not required. A replay of the call will be available from 1:00 PM (EDT) on July 31, 2003 through 1:00 PM (EDT) on August 7, 2003 by dialing 800-405-2236 (International: 303-590-3000) and entering the access code of 546326.  The replay will also be available in the Investor Relations–Webcasts section of the La Quinta website, www.LQ.com.

About La Quinta Corporation

Dallas-based La Quinta Corporation (NYSE: LQI), a leading limited service lodging company, owns, operates or franchises over 350 La Quinta Inns and La Quinta Inn & Suites in 33 states.  Today’s news release, as well as other information about La Quinta, is available on the Internet at www.LQ.com.

Safe Harbor Statement

Certain matters discussed in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “projects” and other similar expressions, which are predictions of or indicate future events and trends, typically identify forward-looking statements.  Our forward-looking statements are subject to a number of risks and uncertainties which could cause actual results or the timing of certain events to differ materially from those projected in or contemplated by the forward-looking statements.  Accordingly, we cannot assure you that the expectations set forth in these forward-looking statements will be attained.  Some of the factors that could cause actual results or the timing of certain events to differ from those described in these forward-looking statements include, without limitation, our ability to successfully grow the revenues (through our revenue initiatives or otherwise) and profitability of our lodging business and franchising program; concentration of our properties in certain geographic areas; our ability to realize sustained labor or other cost savings; the availability and costs of insurance for our properties and business; competition within the lodging industry, including in the franchising of the La Quinta® brand; our ability to generate attractive rates of return on new lodging investments; the cyclicality of the lodging business; the impact of U.S. military action abroad and/or additional terrorist activities; the effects of the general economic slowdown, including decreases in consumer confidence and business spending, which may continue to adversely affect our business and industry; interest rates; the ultimate outcome of litigation filed against us; the availability of capital for corporate purposes including for debt repayment, acquisitions and capital expenditures; the conditions of the capital markets in general; our ability to continue to successfully sell additional lodging assets; and other risks detailed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, the risks described in our Joint Annual Report on Form 10-K for the year ended December 31, 2002 entitled “Certain Factors You Should Consider About Our Companies, Our Businesses and Our Securities”.  We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Measurement Tools

La Quinta uses Adjusted EBITDA as a supplemental measure of the Company’s performance because we believe it gives the reader a more complete understanding of our financial condition and operating results. We use this metric to calculate various financial ratios and we believe some debt and equity investors also utilize this metric for similar purposes.  Adjusted EBITDA includes adjustments for non-cash income or expenses such as depreciation, amortization and other non-cash items.  Adjusted EBITDA is also adjusted for income taxes, interest expense and minority interest (which includes our preferred stock dividends of La Quinta Properties, Inc. and our minority partners’ share of the income/loss of our consolidated partnerships), as well as certain cash income or expense that we believe otherwise distort the comparability of the measure.  Adjusted EBITDA is intended to show unleveraged, pre-tax operating results.  The impact of investing and financing transactions, as well as income taxes, should also be considered in evaluating overall results.  Adjusted EBITDA is not intended to represent any measure of performance in accordance with generally accepted accounting principles (“GAAP”) and our calculation and use of this measure may differ from our competitors.  This non-GAAP measure should not be read in isolation or as a substitute for a measure of performance or liquidity prepared in accordance with GAAP.  A detailed schedule reconciling GAAP net loss to Adjusted EBITDA is included in the attached supplemental tables.

Supplemental Schedules

Financial Results
Other Expense (Income)
Supplemental Financial Data
Other Supplemental Information
La Quinta Summary Lodging Statistics

La Quinta Corporation

Schedule A

Financial Results

(Unaudited)

Operating Data (In thousands, except per share data)	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
Revenues
Lodging	$136,765	$142,725	$256,865	$274,593
Other	1,364	3,332	2,595	9,952
Total revenues	138,129	146,057	259,460	284,545

Expenses
Direct lodging operations	59,551	59,395	114,829	117,439
Other lodging expenses	20,844	18,538	39,403	38,268
General and administrative	15,405	11,292	30,616	25,918
Interest, net	16,514	18,580	30,763	37,176
Depreciation and amortization	32,788	32,623	64,574	62,348
Impairment of property, plant and equipment	4,578	—	66,590	—
Other expense (income)	3,950	(9,942)	7,133	(12,602)
Total expenses	153,630	130,486	353,908	268,547
Income (loss) before minority interest, income taxes, and cumulative effect of change in accounting principle	(15,501)	15,571	(94,448)	15,998
Minority interest	(4,602)	(4,631)	(9,112)	(9,257)
Income tax benefit (expense)	6,476	(5,424)	39,645	(202,096)
Income (loss) before cumulative effect of change in accounting principle	(13,627)	5,516	(63,915)	(195,355)
Cumulative effect of change in accounting principle	—	—	—	(258,957)
Net income (loss)	$(13,627)	$5,516	$(63,915)	$(454,312)

Income (loss) before cumulative effect of change in accounting principle	$(0.10)	$0.04	$(0.45)	$(1.37)
Cumulative effect of change in accounting principle	—	—	—	(1.81)
Net income (loss) per share – basic and diluted	$(0.10)	$0.04	$(0.45)	$(3.18)

Weighted average shares outstanding
Basic	143,414	143,143	143,060	143,062
Diluted	143,414	144,974	143,060	143,062

Prior period results have been reclassified to conform to current period presentation.

La Quinta Corporation

Schedule B

Other Expense (Income)

(Unaudited)

(In thousands)	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
Loss (gain) on sale of assets and related costs	$82	$(4,030)	$(4)	$(6,522)
Loss on early extinguishments of debt (1)	4,268	632	6,202	471
(Gain) on settlement	—	(5,471)	—	(5,471)
Other loss (gain)(2)	(400)	(1,073)	935	(1,080)
Total other expense (income)	$3,950	$(9,942)	$7,133	$(12,602)

(1)     Incurred in connection with the prepayment of principal on notes payable and related securities.

(2)     For the three months ended June 30, 2003, other consists primarily of bad debt recoveries, a refund of relocation costs and an adjustment of amounts previously accrued for healthcare exit costs.  Additionally, the six months ended June 30, 2003 included an adjustment of actuarial assumptions on deferred compensation agreement and changes in net cash surrender values of key man life policies in the healthcare business.

La Quinta Corporation

Schedule C

Supplemental Non-GAAP Financial Data

(Unaudited)

Adjusted EBITDA Reconciliation

	Three months ended June 30,		Six months ended June 30,
(In thousands)	2003	2002	2003	2002
Net income (loss) (per GAAP)	$(13,627)	$5,516	$(63,915)	$(454,312)
Add:
Depreciation and amortization	32,788	32,623	64,574	62,348
Impairment of property, plant and equipment	4,578	—	66,590	—
Minority interest	4,602	4,631	9,112	9,257
Income tax (benefit) expense (1)	(6,476)	5,424	(39,645)	5,576
Nonrecurring restructuring income tax charge (1)	—	—	—	196,520
Cumulative effect of change in accounting principle	—	—	—	258,957
Interest, net	16,514	18,580	30,763	37,176
Other expense (income) (2)	3,950	(9,942)	7,133	(12,602)
Adjusted EBITDA (Non-GAAP)	$42,329	$56,832	$74,612	$102,920

(1)                                  Income tax (benefit) expense for the six months ended June 30, 2002 was $202,096 including net deferred tax expense of $196,520 associated with a non-recurring charge recorded in January 2002 to establish the net deferred tax liability of La Quinta as a result of our legal restructure.

(2)                                  See attached Schedule B for details.

Adjusted EBITDA Reconciliation (Current 2003 Outlook)

	Three Months Ended September 30, 2003	Full Year 2003
	(In millions)
Net loss (per GAAP)	$(7)	$(87)
Add:
Depreciation and amortization	30	125
Impairment of property, plant and equipment	—	67
Minority interest	5	18
Income tax (benefit) expense	(2)	(50)
Interest, net	16	63
Other expense (income)	—	7
Adjusted EBITDA (Non-GAAP)	$42	$143

La Quinta Corporation

Schedule D

Other Supplemental Information

(Unaudited)

Capital Expenditures

	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
	(In thousands)
Capital expenditures	$15,488	$29,252	$32,067	$58,362

Selected Balance Sheet Data

	June 30, 2003	December 31, 2002
	(In millions)
		(Audited)
Property, plant and equipment, net	$2,206	$2,310
Cash and cash equivalents (A)	130	10
Total assets	2,575	2,548
Total indebtedness (B)	809	665
Total liabilities	1,118	1,028
Minority interest (C)	206	206
Total shareholders’ equity (D)	1,250	1,313
Net debt to total capitalization Equal to (B-A)/(D+C+B-A)	32%	30%

Debt Maturity Schedule

(In millions)

Year	At June 30, 2003
2003 (1)	$31
2004 (2)	52
2005	116
2006	20
2007	210
2008 and thereafter	380
Total debt	$809

(1)  Assumes $24 million of 7.82% Notes due in 2026 are redeemed at the option of the holders.

(2)  Includes $150 million principal amount of 7.114% Notes net of $118 million face amount of the related Exercisable Put Option Securities purchased by the Company.  The Exercisable Put Option Securities, which have pass-through characteristics, represent beneficial interests in a trust (the “Trust”) that holds the 7.114% Notes.  The Trust was established by the Company as part of a 1997 financing to hold the 7.114% Notes. The maturity schedule assumes the $150 million of 7.114% Notes due in 2011 are repaid by the Company at the option of the holder in 2004 and that the Company will receive $118 million contemporaneously as a distribution from the Trust.

La Quinta Corporation

Schedule E

Lodging Statistics

(Unaudited)

	Three months ended June 30, 2003			Three months ended June 30, 2002			Change
	Occ	ADR	RevPAR	Occ	ADR	RevPAR	Occ		ADR	RevPAR

Comparable Hotels (1)	63.4%	$59.64	$37.82	65.7%	$59.98	$39.42	(2.3	)pts	(0.6)%	(4.1)%
Company Owned (1)
Inns	63.2%	$56.64	$35.78	64.8%	$56.57	$36.67	(1.6	)pts	0.1%	(2.4)%
Inns & Suites	63.7%	$67.65	$43.06	67.1%	$68.39	$45.87	(3.4	)pts	(1.1)%	(6.1)%
Total	63.3%	$59.57	$37.70	65.4%	$59.64	$39.00	(2.1	)pts	(0.1)%	(3.3)%

	Six months ended June 30, 2003			Six months ended June 30, 2002			Change
	Occ	ADR	RevPAR	Occ	ADR	RevPAR	Occ		ADR	RevPAR

Comparable Hotels (1)	58.9%	$60.98	$35.92	62.7%	$60.75	$38.09	(3.8	)pts	0.4%	(5.7)%
Company Owned (1)
Inns	58.2%	$57.49	$33.46	61.3%	$56.77	$34.80	(3.1	)pts	1.3%	(3.9)%
Inns & Suites	60.3%	$69.78	$42.09	64.6%	$70.32	$45.45	(4.3	)pts	(0.8)%	(7.4)%
Total	58.8%	$60.81	$35.73	62.2%	$60.33	$37.49	(3.4	)pts	0.8%	(4.7)%

Hotel and Room Count Data

	At June 30, 2003		At June 30, 2002
	Number of Hotels	Number of Rooms	Number of Hotels	Number of Rooms
Comparable Hotels (1)	279	36,444	279	36,471
Company-Owned (1)	281	36,724	289	37,717
Franchised Hotels (2)	75	6,683	50	3,876
Total	356	43,407	339	41,593

(1)           Excludes franchised operating statistics.

(2)           Includes three previously-owned company hotels that were sold to franchisees and are operating under short-term license agreements.